Exhibit 99.h.3.a

October 21, 2015

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA  02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds—Additional Funds Letter, and Fund Liquidation and Name Change

Ladies and Gentlemen:

Reference is made to the Sub-Administration between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of Aberdeen Japanese Equities Fund, a new Fund (as defined in the Agreement) of Aberdeen Funds.

In accordance with Section 1 of the Agreement, we request that you act as Sub-Administrator with respect to the additional Fund listed above.  A current Schedule A to the Agreement is attached hereto. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, the representations and warranties in Section 4 of the Agreement.

In addition, this letter is to provide notice that the Board of Trustees of Aberdeen Funds approved the liquidation of the Aberdeen High Yield Fund, expected to take place on or about October 22, 2015.  The Administrator will require the services of the Sub-Administrator in winding up the affairs of the Fund, including completing final reporting and filing requirements for the Fund and any year-end tax related matters.

Further, the Board of Trustees approved changing the name of Aberdeen U.S. Equity Fund to “Aberdeen U.S. Equity Multi-Cap Fund”, effective on or about October 31, 2015.

The foregoing changes are reflected in the attached current Schedule A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

[signature page follows]

Aberdeen Asset Management Inc

1735 Market Street, 32nd floor, Philadelphia PA 19103

Telephone: (215) 405-5700

Aberdeen Asset Management Inc is an Investment Adviser registered with the US Securities and Exchange Commission under the Investment Advisers Act of 1940.  Member of Aberdeen Asset Management Group of Companies.

“Aberdeen” is a U.S. Registered service mark of Aberdeen Asset Management PLC.

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Managing US Counsel

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended October 22, 2015

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares

Aberdeen Equity Long-Short Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Natural Resources Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares

Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Fixed Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Debt Local Currency Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Ultra-Short Duration Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares

Aberdeen Asia-Pacific Smaller Companies Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Equity Multi-Cap Fund* (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen High Yield Fund** (formerly, Aberdeen U.S. High Yield Bond Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen European Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Latin American Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class

* Name change to be effective on or about October 31, 2015.

** The Board of Trustees of the Trust approved the liquidation of the Aberdeen High Yield Fund, which liquidation is expected to take place on or about October 22, 2015.  The High Yield Fund shall be deemed removed from this Schedule A effective as of the date that the winding-up of the Fund’s affairs is complete and the Sub-Administrator is no longer providing services with respect to the Fund.